Exhibit 99.1

Box Reports Second Quarter Fiscal 2027 Financial Results

Revenue of $321.1 million, up 9%, or 11% on a constant currency basis

Remaining Performance Obligations of $1.7 billion, up 15%, or 17% on a constant currency basis

GAAP Operating Margin of 10.2% and Non-GAAP Operating Margin 29.4%

GAAP Net Income Per Share of $0.09 and Non-GAAP Net Income Per Share of $0.40

REDWOOD CITY, Calif. – August 25, 2026 – Box, Inc. (NYSE:BOX), the leading Intelligent Content Management (“ICM”) platform, today announced preliminary financial results for the second quarter of fiscal year 2027, which ended July 31, 2026.

“Box delivered exceptional second quarter results, continuing our strong momentum accelerated by the rapid adoption of Enterprise Advanced,” said Aaron Levie, co-founder and CEO of Box. “As enterprises deploy AI agents that require secure, well-governed unstructured data for critical context, Box is uniquely positioned as the model-neutral platform of choice. Instead of fragmenting workflows across multiple systems, our customers get a singular platform with enterprise-grade security and control where they can seamlessly connect their content to the world's leading AI models with Box and third-party agents. We are incredibly excited about our product momentum and the massive opportunity ahead.”

“Q2 results demonstrate strong execution, with revenue, billings, and operating margin all exceeding our expectations,” said Dylan Smith, co-founder and CFO of Box. “Net retention rate improved to 106%, and Enterprise Advanced continues to be a key driver of growth, with revenue in constant currency accelerating for a fifth quarter in a row. We believe Box's Intelligent Content Management platform positions us well to deliver durable, long-term growth as enterprises increasingly look to us to securely power AI with context from their content.”

Fiscal Second Quarter Financial Highlights

All comparisons are against the prior year comparable quarter

•
Record revenue of $321.1 million, up 9%, or 11% on a constant currency basis.
•
Remaining performance obligations (“RPO”) of $1.7 billion, up 15%, or 17% on a constant currency basis. Short-term RPO of $904.7 million, up 11%, or 14% on a constant currency basis. Long-term RPO of $787.0 million, up 18%, or 22% on a constant currency basis.
•
Billings of $309.5 million, up 17%, or 16% on a constant currency basis.
•
Record GAAP gross profit of $254.0 million, or 79.1% of revenue, up from $232.5 million, or 79.1% of revenue.
•
Record non-GAAP gross profit of $260.7 million, or 81.2% of revenue, up from $239.2 million, or 81.4% of revenue.
•
Record GAAP operating income of $32.6 million, or 10.2% of revenue, up from $20.6 million, or 7.0% of revenue.
•
Record non-GAAP operating income of $94.5 million, or 29.4% of revenue, up from $84.0 million, or 28.6% of revenue.
•
GAAP diluted earnings per share (“EPS”) of $0.09, compared to $0.05, impacted by $0.04 from unfavorable foreign currency exchange rates.
•
Non-GAAP diluted EPS of $0.40, compared to $0.33, impacted by $0.04 from unfavorable foreign currency exchange rates.
•
Net cash provided by operating activities of $70.8 million, up 54%.
•
Non-GAAP free cash flow of $59.7 million, up 67%.

Growth on a constant currency basis and impact from foreign exchange is determined by comparing current period reported results with the current results calculated using the equivalent rates in the prior period, excluding the effect of hedging.

For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the section titled, “About Non-GAAP Financial Measures and Other Key Metrics,” and the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Recent Business Highlights

•
Delivered wins or expansions with leading organizations across a variety of industries, including Automotive (Toyota Motor Corporation), Consumer Packaged Goods (Hasbro and The North Face), Financial Services (Piper Sandler Companies and Citizens Business Bank), Legal (McDermott Will & Schulte and Wilson Sonsini), Life Sciences (Argenx

and Novartis), Public Sector (California Department of Justice and Federal Communications Commission), and Technology (Red Hat and Siemens).
•
Announced new security capabilities designed to give organizations greater control over AI agents working with enterprise content, including new agent guardrails, third-party agent activity oversight, prompt injection detection, agent classification-based access policies, and more.
•
Announced the expansion of Box Zones, adding new Zones in Switzerland, Israel, and Singapore, while enhancing France and Canada Zones with additional in-region compute capabilities.
•
Released new Admin AI Insights to help optimize customer AI usage and enable clear, thoughtful planning that makes AI predictable.
•
Served as an early launch partner and announced support for Anthropic’s Opus 5, Opus 4.8, Claude Sonnet 5 & Claude Fable 5; Google’s Gemini 3.7 Flash, 3.5 Flash, and 3.5 Flash-Lite; OpenAI’s GPT-5.6; and Meta’s Muse Spark 1.1.
•
Announced new MCP integrations with Anthropic’s Claude for Legal, Databricks, Figma’s Design Agent, Harvey, IBM’s Watsonx Orchestrate Agent Catalog, Notion Custom Agents, Slack’s Slackbot, and SpaceXAI’s Grok.
•
Joined the Open Secure AI Alliance alongside NVIDIA and a broad coalition of industry leaders, as part of an initiative built on the Linux Foundation and OpenSSF community.

Update on Share Repurchase Plan

In the second quarter of fiscal year 2027, Box repurchased 2.6 million shares for approximately $66 million. As of July 31, 2026, approximately $378 million of buyback capacity was remaining under Box’s current share repurchase plan. Box remains committed to opportunistically returning capital to its shareholders through an ongoing stock repurchase program.

Outlook

Approximately 35% of Box’s revenue is generated outside of the U.S., of which approximately 70% is in Japanese Yen. The following guidance includes the expected impact of FX headwinds, assuming present foreign currency exchange rates.

All forward-looking non-GAAP financial measures contained in this section titled “Outlook” exclude estimates for stock-based compensation expense, acquired intangible assets amortization, and as applicable, other special items. Box has provided a reconciliation of GAAP to non-GAAP net income per share and operating margin guidance at the end of this press release.

Q3 FY27 Guidance

•
Revenue is expected to be approximately $329 million, up 9% year-over-year, or 11% on a constant currency basis. This includes an expected headwind of approximately 170 basis points due to FX.
•
GAAP operating margin is expected to be approximately 10.0% and non-GAAP operating margin is expected to be approximately 28.0%. This includes an expected headwind of approximately 80 basis points due to FX.
•
GAAP net income per share attributable to common stockholders is expected to be approximately $0.12. This includes an expected headwind of approximately $0.02 due to FX.
•
Non-GAAP diluted net income per share attributable to common stockholders is expected to be approximately $0.39. This includes an expected headwind of approximately $0.02 due to FX.
•
Weighted-average diluted shares outstanding are expected to be approximately 142 million.

Full Year FY27

•
Revenue is expected to be approximately $1.290 billion, up 10% year-over-year, or 11% on a constant currency basis. This includes an expected headwind of approximately 100 basis points due to FX.
•
GAAP operating margin is expected to be approximately 9.5% and non-GAAP operating margin is expected to be approximately 28.0%. This includes an expected headwind of approximately 80 basis points due to FX.
•
GAAP net income per share attributable to common stockholders is expected to be approximately $0.38. GAAP EPS guidance includes an expected headwind of $0.09 due to FX, which is $0.01 higher than prior expectations, and an expected headwind of $0.02 due to an increase in expected weighted-average diluted shares outstanding.
•
Non-GAAP diluted net income per share attributable to common stockholders is expected to be approximately $1.54. Non-GAAP EPS guidance includes an expected headwind of $0.09 due to FX, which is $0.01 higher than prior expectations, and an expected headwind of $0.02 due to an increase in expected weighted-average diluted shares outstanding.
•
Weighted-average diluted shares outstanding are expected to be approximately 141 million.

Webcast and Conference Call Information

Box’s management team will host a conference call today beginning at 2:00 p.m. (PT) / 5:00 p.m. (ET) to discuss Box’s financial results, business highlights and future outlook. A live audio webcast of this call will be available through Box’s Investor Relations website at www.boxinvestorrelations.com for a period of 90 days after the date of the call. Prepared remarks will be available on the Box Investor Relations website after the call ends.

The conference call can be accessed by registering online at https://events.q4inc.com/attendee/428395900 at which time registrants will receive dial-in information as well as a conference ID.

Box has used, and intends to continue to use, its Investor Relations website (www.box.com/investors), as well as certain X accounts (@box and @levie), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Box’s Investor Relations website, these X accounts, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Box’s Investor Relations website address, these X accounts, and any hyperlinks are only inactive textual references.

This press release, the financial tables, as well as other supplemental information including the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures, are also available on Box’s Investor Relations website. Box also provides investor information, including news and commentary about Box’s business and financial performance, Box’s filings with the Securities and Exchange Commission, notices of investor events and Box’s press and earnings releases, on Box’s Investor Relations website.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties, and assumptions, including statements regarding Box’s expectations regarding its growth and profitability, the size of its market opportunity, its investments in go-to-market programs, the demand for its products, the potential of AI and its impact on Box, the timing of recent and planned product introductions, enhancements and integrations, the short- and long-term success, market adoption and retention, capabilities, and benefits of such product introductions and enhancements, the success of strategic partnerships and acquisitions, the impact of macroeconomic conditions on its business, its ability to grow and scale its business and drive operating efficiencies, the impact of fluctuations in foreign currency exchange rates on its future results, its net retention rate, its ability to achieve revenue targets and billings expectations, its revenue and billings growth rates, its ability to expand operating margins, its long-term financial targets, its ability to maintain profitability on a quarterly or ongoing basis, its free cash flow, its ability to continue to grow unrecognized revenue and remaining performance obligations, its revenue, billings, GAAP and non-GAAP gross margins, GAAP and non-GAAP net income per share, GAAP and non-GAAP operating margins, the related components of GAAP and non-GAAP net income per share, weighted-average outstanding share count expectations for Box’s fiscal third quarter and full fiscal year 2027 in the section titled “Outlook” above, equity burn rate, any potential repurchase of its common stock, whether, when, in what amount and by what method any such repurchase would be consummated, and the share price of any such repurchase. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: (1) adverse changes in general economic or market conditions, including those caused by changes in tariffs, sanctions, international treaties, export/import laws and other trade restrictions, the Russia-Ukraine conflict and the ongoing conflicts in the Middle East, inflation, and fluctuations in foreign currency exchange rates; (2) delays or reductions in information technology spending; (3) factors related to Box’s highly competitive market, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Box’s current or future competitors; (4) the development of the intelligent content management market; (5) the risk that Box’s customers do not renew their subscriptions, expand their use of Box’s services, or adopt new products offered by Box on a timely basis, or at all; (6) Box’s ability to provide timely and successful enhancements, integrations, new features and modifications to its platform and services; (7) actual or perceived security vulnerabilities in Box’s services or any breaches of Box’s security controls; (8) Box’s ability to realize the expected benefits of its third-party partnerships; and (9) Box’s ability to successfully integrate acquired businesses and achieve the expected benefits from those acquisitions. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Box. While Box believes these estimates are meaningful, they could differ from the actual amounts that Box ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2026. Box assumes no obligations and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended July 31, 2026.

Additional information on potential factors that could affect Box’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings Box makes with the Securities and Exchange Commission from time to time, including the Quarterly Report on Form 10-Q filed for the fiscal quarter ended April 30, 2026. These documents are available on the SEC Filings section of Box’s Investor Relations website located at www.boxinvestorrelations.com. Box does not assume any obligation to update the forward-looking statements contained in this press release to reflect events that occur or circumstances that exist after the date on which they were made.

About Non-GAAP Financial Measures and Other Key Metrics

To supplement Box’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Box provides investors with certain non-GAAP financial measures and other key metrics, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income attributable to common stockholders, non-GAAP net income per share attributable to common stockholders, billings, remaining performance obligations, non-GAAP free cash flow and free cash flow margin. The presentation of these non-GAAP financial measures and key metrics is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures and key metrics, please see the reconciliation of these non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Box uses these non-GAAP financial measures and key metrics for financial and operational decision-making (including for purposes of determining variable compensation of members of management and other employees) and as a means to evaluate period-to-period comparisons. Box’s management believes that these non-GAAP financial measures and key metrics provide meaningful supplemental information regarding Box’s performance by excluding certain expenses that may not be indicative of Box’s recurring core business operating results. Box believes that both management and investors benefit from referring to these non-GAAP financial measures and key metrics in assessing Box’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures and key metrics also facilitate management's internal comparisons to Box’s historical performance as well as comparisons to Box’s competitors' operating results. Box believes these non-GAAP financial measures and key metrics are useful to investors both because they (1) allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) are used by Box’s institutional investors and the analyst community to help them analyze the health of Box’s business.

A limitation of non-GAAP financial measures and key metrics is that they do not have uniform definitions. Further, Box’s definitions will likely differ from the definitions used by other companies, including peer companies, and therefore comparability may be limited. Thus, Box’s non-GAAP financial measures and key metrics should be considered in addition to, and not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. Additionally, in the case of stock-based compensation expense, if Box did not pay a portion of compensation in the form of stock-based compensation expense, the cash salary expense included in cost of revenue and operating expenses would be higher, which would affect Box’s cash position. The accompanying tables have more details on the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income attributable to common stockholders, and non-GAAP net income per share attributable to common stockholders. Box defines these non-GAAP financial measures as the respective GAAP measures, excluding expenses related to stock-based compensation (“SBC”), acquired intangible assets amortization, and as applicable, other special items. Although SBC is an important aspect of the compensation of Box’s employees and executives, determining the fair value of certain of the stock-based instruments Box utilizes estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Management believes it is useful to exclude SBC in order to better understand the long-term performance of Box’s core business and to facilitate comparison of Box’s results to those of peer companies. Management also views amortization of acquired intangible assets, such as the amortization of the cost associated with an acquired company’s developed technology and trade names, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense that is not typically affected by operations during any particular period. Box excludes the following expenses as they are considered by management to be special items outside of Box’s core operating results: (1) expenses related to certain litigation, (2) expenses associated with a non-recurring workforce reorganization, consisting primarily of severance and other personnel-related costs, and (3) expenses related to acquisitions. In addition to these expenses, Box excludes the following items to calculate non-GAAP net income attributable to common stockholders: (1) amortization of debt issuance costs, (2) induced conversion of convertible notes, (3) the income tax benefit from the release of a valuation allowance on deferred tax assets, (4) non-recurring benefits of federal research and development (“R&D”) credits carryforwards and related uncertain tax positions, (5) the income tax effects of non-GAAP adjustments, and (6) undistributed earnings attributable to preferred stockholders. Non-GAAP gross margin and non-GAAP operating margin are defined as non-GAAP gross profit and non-GAAP operating income as a percentage of revenue, respectively. Non-GAAP net income per share attributable to common stockholders is defined as non-GAAP net income attributable to common stockholders divided by the weighted-average outstanding shares.

Billings. Billings reflect, in any particular period, (1) sales to new customers, plus (2) subscription renewals and (3) expansion within existing customers, and represent amounts invoiced for all products and professional services. Box calculates billings for a period by adding changes in deferred revenue and contract assets in that period to revenue. Box believes that billings help investors better understand sales activity for a particular period, which is not necessarily reflected in revenue as a result of the fact that Box recognizes subscription revenue ratably over the subscription term. Box considers billings a significant performance measure. Box monitors billings to manage the business, make planning decisions, evaluate performance and allocate resources. Box believes that billings offers valuable supplemental information regarding the performance of the business and helps investors better understand the sales volumes and performance of the business. Although Box considers billings to be a significant performance measure, Box does not consider it to be a non-GAAP financial measure because it is calculated using exclusively revenue, deferred revenue, and contract assets, all of which are financial measures calculated in accordance with GAAP.

Remaining performance obligations. Remaining performance obligations (“RPO”) represent, at a point in time, contracted revenue that has not yet been recognized. RPO consists of deferred revenue and backlog. Backlog is defined as non-cancellable contracts deemed certain to be invoiced and recognized as revenue in future periods. Future invoicing is determined to be certain when we have an executed non-cancellable contract or a significant penalty that is due upon cancellation. Short-term RPO consists of the portion that is expected to be recognized within the next 12 months. While Box believes RPO is a leading indicator of revenue as it represents sales activity not yet recognized in revenue, it is not necessarily indicative of future revenue growth as it is influenced by several factors, including seasonality, contract renewal timing, average contract terms and foreign currency exchange rates. Box monitors RPO to manage the business and evaluate performance. Box considers RPO to be a significant performance measure. Box does not consider RPO to be a non-GAAP financial measure because it is calculated in accordance with GAAP, specifically under ASC Topic 606.

Non-GAAP free cash flow and free cash flow margin. Box defines non-GAAP free cash flow as cash flows from operating activities less net capital expenditures (purchases of property and equipment less proceeds from sales of property and equipment), principal payments of finance lease liabilities, capitalized software development costs, and other items that did not or are not expected to require cash settlement and that management considers to be outside of Box’s core business. Free cash flow margin is calculated as non-GAAP free cash flow divided by revenue. Box specifically identifies adjusting items in the reconciliation of GAAP to non-GAAP financial measures. Box considers non-GAAP free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in Box's business and strengthening its balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. The presentation of non-GAAP free cash flow is also not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

About Box

Box (NYSE:BOX) is the leader in Intelligent Content Management. Our platform enables organizations to fuel collaboration, manage the entire content lifecycle, secure critical content, and transform business workflows with enterprise AI. Founded in 2005, Box simplifies work for leading global organizations, including JLL, Morgan Stanley, and Nationwide. Box is headquartered in Redwood City, CA, with offices across the United States, Europe, and Asia. Visit box.com to learn more. And visit box.org to learn more about how Box empowers nonprofits to fulfill their missions.

Contacts

Investors:

Cynthia Hiponia and Stefany Flegal

ir@box.com

Media:

Sheridan Hoover

press@box.com

BOX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	July 31,	January 31,
	2026	2026
ASSETS
Current assets:
Cash and cash equivalents	$342,870	$375,130
Short-term investments	101,266	102,932
Accounts receivable, net	213,682	325,136
Deferred commissions	44,465	46,102
Other current assets	55,587	41,973
Total current assets	757,870	891,273
Operating lease right-of-use assets, net	100,679	97,626
Goodwill	81,042	82,290
Deferred tax assets	268,144	283,997
Intangible assets, net	103,323	94,311
Other assets, non-current	93,176	96,563
Total assets	$1,404,234	$1,546,060
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$84,848	$96,983
Accrued compensation and benefits	41,388	57,791
Deferred revenue	589,540	647,893
Total current liabilities	715,776	802,667
Debt, net, non-current	452,212	451,011
Operating lease liabilities, non-current	73,146	76,970
Other liabilities, non-current	16,825	18,314
Total liabilities	1,257,959	1,348,962
Series A convertible preferred stock	497,421	496,376
Stockholders’ deficit:
Common stock	14	14
Additional paid-in capital	464,281	547,610
Accumulated other comprehensive loss	(5,628)	(142)
Accumulated deficit	(809,813)	(846,760)
Total stockholders’ deficit	(351,146)	(299,278)
Total liabilities, convertible preferred stock and stockholders’ deficit	$1,404,234	$1,546,060

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2026	2025	2026	2025
Revenue	$321,147	$293,999	$627,088	$570,271
Cost of revenue (1)	67,182	61,522	129,917	122,195
Gross profit	253,965	232,477	497,171	448,076
Operating expenses:
Research and development (1)	78,403	71,717	154,316	144,018
Sales and marketing (1)	106,719	102,198	208,589	201,297
General and administrative (1)	36,208	37,984	74,189	75,845
Total operating expenses	221,330	211,899	437,094	421,160
Income from operations	32,635	20,578	60,077	26,916
Interest income	2,814	6,715	5,800	13,413
Interest expense	(2,404)	(2,680)	(4,805)	(5,376)
Other (expense) income, net	(1,189)	(872)	(1,707)	1,932
Income before income taxes	31,856	23,741	59,365	36,885
Provision for income taxes	12,635	10,296	22,418	15,246
Net income	$19,221	$13,445	$36,947	$21,639
Accretion and dividend on series A convertible preferred stock	(4,314)	(4,312)	(8,544)	(8,540)
Undistributed earnings attributable to preferred stockholders	(1,773)	(1,036)	(3,358)	(1,488)
Net income attributable to common stockholders	$13,134	$8,097	$25,045	$11,611
Net income per share attributable to common stockholders
Basic	$0.10	$0.06	$0.18	$0.08
Diluted	$0.09	$0.05	$0.18	$0.08
Weighted-average shares used to compute net income per share attributable to common stockholders
Basic	137,379	144,896	138,250	144,669
Diluted	139,719	151,102	139,914	150,369

(1) Includes stock-based compensation expense as follows:
	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2026	2025	2026	2025
Cost of revenue	$6,453	$5,666	$12,393	$10,498
Research and development	21,972	21,380	41,346	40,186
Sales and marketing	20,179	19,679	38,810	37,546
General and administrative	12,759	14,033	25,127	27,422
Total stock-based compensation	$61,363	$60,758	$117,676	$115,652

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2026	2025	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$19,221	$13,445	$36,947	$21,639
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,926	7,730	19,187	14,626
Stock-based compensation expense	61,363	60,758	117,676	115,652
Amortization of deferred commissions	13,547	13,366	27,091	26,685
Deferred income taxes	6,644	6,990	14,137	9,519
Other	1,653	(3,368)	3,094	(8,111)
Changes in operating assets and liabilities:
Accounts receivable, net	(21,166)	(14,575)	109,691	105,779
Deferred commissions	(16,747)	(12,790)	(26,753)	(21,358)
Operating lease right-of-use assets, net	5,886	4,944	11,363	10,600
Other assets	(4,118)	(4,004)	(16,228)	(7,765)
Accounts payable, accrued expenses and other liabilities	11,369	(1,054)	(16,172)	(15,563)
Operating lease liabilities	(7,748)	(6,229)	(14,415)	(12,516)
Deferred revenue	(8,985)	(19,249)	(54,582)	(66,164)
Net cash provided by operating activities	70,845	45,964	211,036	173,023
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(23,743)	(19,118)	(50,906)	(52,437)
Maturities of short-term investments	20,820	20,550	52,945	52,200
Purchases of property and equipment, net of sale proceeds	(121)	(1,863)	(1,394)	(2,174)
Capitalized software costs	(10,985)	(8,079)	(20,822)	(16,490)
Net cash used in investing activities	(14,029)	(8,510)	(20,177)	(18,901)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchases of common stock	(69,255)	(39,924)	(185,662)	(89,583)
Payments of dividends to preferred stockholders	(3,750)	(3,750)	(7,500)	(7,500)
Proceeds from issuances of common stock under employee stock purchase plan	—	—	15,883	16,654
Employee payroll taxes paid for net settlement of stock awards	(16,431)	(22,553)	(36,845)	(47,343)
Other	(1,150)	951	(2,292)	720
Net cash used in financing activities	(90,586)	(65,276)	(216,416)	(127,052)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(2,293)	(3,904)	(6,841)	6,373
Net (decrease) increase in cash, cash equivalents, and restricted cash	(36,063)	(31,726)	(32,398)	33,443
Cash, cash equivalents, and restricted cash, beginning of period	380,353	691,279	376,688	626,110
Cash, cash equivalents, and restricted cash, end of period	$344,290	$659,553	$344,290	$659,553

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(In Thousands, Except Per Share Data and Percentages)

(Unaudited)

	Three Months Ended				Six Months Ended
	July 31,				July 31,
	2026		2025		2026		2025
GAAP gross profit and gross margin	$253,965	79.1%	$232,477	79.1%	$497,171	79.3%	$448,076	78.6%
Stock-based compensation	6,453	2.0	5,666	2.0	12,393	2.0	10,498	1.8
Acquired intangible assets amortization	303	0.1	993	0.3	606	0.1	1,987	0.3
Workforce reorganization	—	—	45	—	—	—	939	0.2
Non-GAAP gross profit and gross margin	$260,721	81.2%	$239,181	81.4%	$510,170	81.4%	$461,500	80.9%

GAAP operating income and operating margin	$32,635	10.2%	$20,578	7.0%	$60,077	9.6%	$26,916	4.7%
Stock-based compensation	61,363	19.1	60,758	20.7	117,676	18.8	115,652	20.3
Acquired intangible assets amortization	303	0.1	993	0.3	606	0.1	1,987	0.4
Acquisition-related expenses	—	—	270	0.1	—	—	270	0.1
Expenses related to litigation	212	—	334	0.1	545	0.1	755	0.1
Workforce reorganization	—	—	1,052	0.4	272	—	8,175	1.4
Non-GAAP operating income and operating margin	$94,513	29.4%	$83,985	28.6%	$179,176	28.6%	$153,755	27.0%

GAAP net income and net income per share attributable to common stockholders, diluted	$13,134	$0.09	$8,097	$0.05	$25,045	$0.18	$11,611	$0.08
Stock-based compensation	61,363	0.44	60,758	0.40	117,676	0.84	115,652	0.77
Acquired intangible assets amortization	303	—	993	0.01	606	—	1,987	0.01
Acquisition-related expenses	—	—	270	—	—	—	270	—
Expenses related to litigation	212	—	334	—	545	—	755	0.01
Workforce reorganization	—	—	1,052	0.01	272	—	8,175	0.05
Amortization of debt issuance costs	615	0.01	888	0.01	1,227	0.01	1,779	0.01
Income tax effects of non-GAAP adjustments (1)	(14,239)	(0.10)	(17,231)	(0.11)	(27,390)	(0.19)	(34,470)	(0.23)
Undistributed earnings attributable to preferred stockholders	(5,738)	(0.04)	(5,339)	(0.04)	(10,990)	(0.08)	(10,694)	(0.07)
Non-GAAP net income and net income per share attributable to common stockholders, diluted	$55,650	$0.40	$49,822	$0.33	$106,991	$0.76	$95,065	$0.63
Weighted-average shares used to compute net income per share attributable to common stockholders, diluted	139,719		151,102		139,914		150,369

GAAP net cash provided by operating activities	$70,845		$45,964		$211,036		$173,023
Purchases of property and equipment, net of sale proceeds	(121)		(1,863)		(1,394)		(2,174)
Capitalized software costs	(10,985)		(8,381)		(22,155)		(16,792)
Non-GAAP free cash flow	$59,739		$35,720		$187,487		$154,057
GAAP net cash used in investing activities	$(14,029)		$(8,510)		$(20,177)		$(18,901)
GAAP net cash used in financing activities	$(90,586)		$(65,276)		$(216,416)		$(127,052)
(1)
For the three and six months ended July 31, 2025, the non-GAAP tax provision used a long-term projected tax rate of 26.8%. For the three and six months ended July 31, 2026, the non-GAAP tax provision uses a long-term projected tax rate of 25%, which reflects currently available information and could be subject to change.

BOX, INC.

RECONCILIATION OF GAAP REVENUE TO BILLINGS

(In Thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2026	2025	2026	2025
GAAP revenue	$321,147	$293,999	$627,088	$570,271
Deferred revenue, end of period	595,814	547,263	595,814	547,263
Less: deferred revenue, beginning of period	(605,944)	(574,119)	(656,697)	(608,600)
Contract assets, beginning of period	6,255	3,662	6,479	4,160
Less: contract assets, end of period	(7,766)	(5,931)	(7,766)	(5,931)
Billings	$309,506	$264,874	$564,918	$507,163

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER SHARE GUIDANCE

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended	Fiscal Year Ended
	October 31, 2026	January 31, 2027
GAAP net income per share attributable to common stockholders, diluted	$0.12	$0.38
Stock-based compensation	0.41	1.68
Acquired intangible asset amortization	—	0.01
Amortization of debt issuance costs	—	0.02
Other (1)	0.01	0.02
Income tax effects of non-GAAP adjustments (2)	(0.11)	(0.41)
Undistributed earnings attributable to preferred stockholders	(0.04)	(0.16)
Non-GAAP net income per share attributable to common stockholders, diluted	$0.39	$1.54

Weighted-average shares, diluted	142,000	141,000

(1) Other includes expenses related to litigation and workforce reorganization.

(2) Non-GAAP tax provision uses a long-term projected tax rate of 25%, which reflects currently available information and could be subject to change.

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN GUIDANCE

(Unaudited)

	Three Months Ended	Fiscal Year Ended
	October 31, 2026	January 31, 2027
GAAP operating margin	10.0%	9.5%
Stock-based compensation	17.5	18.5
Other (1)	0.5	—
Non-GAAP operating margin	28.0%	28.0%

(1) Other includes acquired intangible assets amortization, expenses related to litigation, and workforce reorganization.